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                                                                     Exhibit 3.6

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                    WTA INC.

     WTA Inc., a corporation organized and existing under the General Corporation law of the State of Delaware (the "Corporation"), does hereby certify that:

     The amendment to the Corporation's Certificate of Incorporation set forth in the following resolution approved by the Corporation's Board of Directors and stockholders was duly adopted in accordance with the provisions of Section 242 of the General Corporation law of the State of Delaware.

     "RESOLVED, that the Certificate of Incorporation of the corporation be amended by addition of Article X thereto:

                                    Article X
                                    ---------

     No director of the Corporation shall be personally liable to the Corporation or its stockholders except for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) any transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, WTA Inc. has caused this Certificate to be signed and attested by its duly authorized officers, this 28th day of September, 1993.

                                    WTA INC.



                                    By:      /s/ David J. Rickert
                                             -----------------------------------
                                             David J. Rickert
                                             Chairman of the Board & President


                                    By:      /s/ Edwin F. Bush II
                                             -----------------------------------
                                             Edwin F. Bush II
                                             Assistant Secretary
ATTEST:

/s/ Benjamin Mieliulis
-----------------------------
Benjamin Mieliulis
Secretary